Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form N-2 (File No. 333-282873) (the Registration Statement on Form N-2) and in the Registration Statements on Form S-8 (File Nos. 333-258899 and 333-266518) of Capital Southwest Corporation and its subsidiaries (collectively, the Company) of our report dated May 20, 2025, relating to the consolidated financial statements, effectiveness of internal control over financial reporting and the schedule of investments in and advances to affiliates for the year ended March 31, 2025 listed in Schedule 12-14 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2025 (the Form 10-K). We also consent to the incorporation by reference in the Registration Statement on Form N-2 of our report dated May 20, 2025, relating to the senior securities table, appearing in Part II, Item 5 of the Form 10-K of the Company, which is attached as an exhibit to the Form 10-K.

We also consent to the reference to us under the headings “Senior Securities” in the Form 10-K.

/s/ RSM US LLP

Chicago, Illinois
May 20, 2025